Exhibit 99.1

For Immediate Release

Contact: Jane M. Forbes
770-829-8234 Voice
770-829-8267 Fax
investor.relations@globalpay.com

Global Payments Reports Fourth Quarter and Fiscal 2004 Earnings

ATLANTA, July 21, 2004 — Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and fiscal year ended May 31, 2004. For the fourth quarter, revenue grew 35 percent to $181.8 million compared to $134.3 million in the prior year. This includes $30.6 million in revenue recorded in the current quarter as a result of the company’s DolEx and MUZO acquisitions, which were announced earlier during the 2004 fiscal year. Excluding restructuring charges and a gain on the sale of an investment, net income grew 30 percent to $18.0 million compared to $13.8 million in the prior year quarter and diluted earnings per share grew 28 percent to $0.46 compared to $0.36 in the prior year quarter.

For the fiscal year, revenue grew 22 percent to $629.3 million compared to $516.1 million in the prior year period. Excluding restructuring charges and a gain on the sale of an investment, net income grew 26 percent to $68.1 million from $54.1 million in the prior year period and diluted earnings per share grew 22 percent to $1.75 from $1.43 in the prior year period.

The above results exclude restructuring and other items to more clearly reflect comparative operating performance. In accordance with GAAP, current and prior period net income and diluted earnings per share include these items (see attached reconciliation schedules). Fourth quarter GAAP net income and diluted earnings per share were $15.2 million and $0.39, respectively, compared to $13.0 million and $0.34, respectively in the prior year. For the 2004 fiscal year, GAAP net income and diluted earnings per share were $62.4 million and $1.60, respectively, compared to $53.3 million and $1.41, respectively in the prior year.

During the 2004 fiscal fourth quarter, the company recognized a $4.9 million ($3.1 million, net of tax) restructuring charge. This includes a $3.1 million non-cash charge relating to employee termination benefits. The remainder of this charge relates to Global’s consolidation efforts of three operating facilities and other functions into other existing locations, which was announced in the 2003 fiscal fourth quarter. As of May 31, 2004, these consolidation efforts were substantially complete. In total, the company spent $8.8 million on this plan, consistent with previous estimates. In addition during the quarter, the company recorded a gain on sale of investment in the “Interest and other income” line for $0.6 million, or $0.01 per share.

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Global Payments Reports Fourth Quarter and Fiscal 2004 Earnings

July 21, 2004

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are delighted with yet another year of solid financial results. We are very pleased with our DolEx and MUZO acquisitions and look forward to the ongoing growth opportunities provided in both of these markets. We also remain focused on expanding our core domestic direct channels and are encouraged by the strong growth rates we have achieved in this area. Finally, we continue to gain operating leverage through greater economies of scale and the ongoing consolidation of operating functions. For our fiscal 2005, we are providing annual revenue guidance of $722 million to $743 million, or 15% to 18% growth versus $629 million in fiscal 2004 and annual diluted earnings per share guidance of $1.96 to $2.05 for growth of 12% to 17% versus diluted earnings per share of $1.75 in fiscal 2004, excluding restructuring and other items.”1

Conference Call

Global Payments will hold a conference call on July 22, 2004 at 10:30 a.m. EDT to discuss financial results and business highlights. The conference call can be accessed by calling 1-888-428-4474 (U.S.) or 1-651-291-0900 (internationally), or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through August 5, 2004.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, check guarantee, check verification and recovery, terminal management and money transfer services. For more information about the company and its services, visit www.globalpaymentsinc.com.

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Global Payments Reports Fourth Quarter and Fiscal 2004 Earnings

July 21, 2004

1 The fiscal 2004 diluted earnings per share of $1.60 on a GAAP basis reflects restructuring and other items of $5.7 million, net of tax, or $0.15 diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including, but not limited to, our most recent report on Form 10-Q. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended May 31,
	2004	2003
Revenues	$181,848	$134,322

Operating expenses:
Cost of service	88,144	66,327
Sales, general and administrative	59,575	44,328
Restructuring and other	4,945	1,257

	152,664	111,912

Operating income	29,184	22,410

Other income (expense):
Interest and other income	1,139	451
Interest and other expense	(2,553)	(917)
Minority interest	(3,421)	(1,165)

	(4,835)	(1,631)

Income before income taxes	24,349	20,779
Provision for income taxes	9,106	7,771

Net income	$15,243	$13,008

Earnings per share:
Basic	$0.40	$0.35

Diluted	$0.39	$0.34

Weighted average shares outstanding:
Basic	37,800	37,085
Diluted	39,320	37,986

CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Twelve Months Ended May 31,
	2004	2003
Revenues	$629,320	$516,084

Operating expenses:
Cost of service	289,353	260,290
Sales, general and administrative	217,418	161,272
Restructuring	9,648	1,257

	516,419	422,819

Operating income	112,901	93,265

Other income (expense):
Interest and other income	2,358	1,183
Interest and other expense	(6,525)	(4,296)
Minority interest	(8,985)	(5,008)

	(13,152)	(8,121)

Income before income taxes	99,749	85,144
Provision for income taxes	37,306	31,844

Net income	$62,443	$53,300

Earnings per share:
Basic	$1.66	$1.44

Diluted	$1.60	$1.41

Weighted average shares outstanding:
Basic	37,533	36,957
Diluted	38,955	37,824

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	May 31, 2004	May 31, 2003
Assets
Cash and cash equivalents	$34,472	$38,010
Accounts receivable, net	47,414	44,929
Claims receivable, net	761	608
Settlement processing receivable, net	95,233	68,070
Other current assets	25,324	10,486

Current assets	203,204	162,103

Property and equipment, net	97,482	51,785
Goodwill	342,012	161,216
Intangible assets, net	182,658	137,898
Other assets	7,539	5,132

Total assets	$832,895	$518,134

Liabilities & Shareholders’ Equity
Line of credit	$122,000	$—
Line of credit with related party	83,109	33,900
Accounts payable and other accrued liabilities	79,773	61,405
Obligations under capital leases	1,190	1,456

Current liabilities	286,072	96,761

Notes payable	10,886	—
Obligations under capital leases, net of current portion	2,061	3,251
Other accrued liabilities	61,324	28,455

Total liabilities	360,343	128,467

Minority interest in equity of subsidiaries	23,130	23,241
Shareholders’ equity	449,422	366,426

Total liabilities & shareholders’ equity	$832,895	$518,134

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Twelve Months Ended May 31,
	2004	2003
Cash flows from operating activities:
Net income	$62,443	$53,300
Non-cash items
Restructuring and other charges	4,437	—
Depreciation and amortization	35,540	32,061
Deferred income taxes	(1,737)	10,968
Minority interest in earnings	8,985	5,008
Other, net	9,778	13,848
Changes in working capital, which provided (used) cash
Settlement processing, net	(36,342)	(89,348)
Other, net	9,066	3,340

Net cash provided by operating activities	92,170	29,177

Cash flows from investing activities:
Capital expenditures	(24,564)	(17,926)
Net business development activities	(122,276)	(1,153)

Net cash used in investing activities	(146,840)	(19,079)

Cash flows from financing activities:
Net borrowings on (repayments of) line of credit	122,000	(22,000)
Net borrowings on line of credit with related party and restricted for merchant funding	49,209	33,900
Principal payments on notes payable issued in consideration of acquisition	(114,229)	—
Principal payments under capital leases and other long-term debt	(2,853)	(2,603)
Net stock issued to employees under stock plans and dividends paid	5,433	47
Distributions to minority interests	(9,447)	(7,008)

Net cash provided by financing activities	50,113	2,336

Effect of exchange rate changes on cash	1,019	6,382

(Decrease) Increase in cash and cash equivalents	(3,538)	18,816
Cash and cash equivalents, beginning of period	38,010	19,194

Cash and cash equivalents, end of period	$34,472	$38,010

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

Three Months Ending May 31,	2004			2003
	Normalized	Restructuring and Other(1)	GAAP	Normalized	Restructuring(2)	GAAP
Revenue	$181,848	$—	$181,848	$134,322	$—	$134,322

Operating expenses:
Cost of service	88,144	—	88,144	66,327	—	66,327
Sales, general and administrative	59,575	—	59,575	44,328	—	44,328
Restructuring	—	4,945	4,945	—	1,257	1,257

	147,719	4,945	152,664	110,655	1,257	111,912

Operating income	34,129	(4,945)	29,184	23,667	(1,257)	22,410

Other income/(expense)
Interest and other income	556	583	1,139	451	—	451
Interest and other expense	(2,553)	—	(2,553)	(917)	—	(917)
Minority interest in earnings	(3,421)	—	(3,421)	(1,165)	—	(1,165)

	(5,418)	583	(4,835)	(1,631)	—	(1,631)

Income before income taxes	28,711	(4,362)	24,349	22,036	(1,257)	20,779
Provision for income taxes	10,738	(1,632)	9,106	8,241	(470)	7,771

Net income	$17,973	$(2,730)	$15,243	$13,795	$(787)	$13,008

Basic shares	37,800	—	37,800	37,085	—	37,085
Basic earnings per share	$0.48	$(0.08)	$0.40	$0.37	$(0.02)	$0.35

Diluted shares	39,320	—	39,320	37,986	—	37,986
Diluted earnings per share	$0.46	$(0.07)	$0.39	$0.36	$(0.02)	$0.34

(1)	Primarily relating to one-time employee benefits due to redundant activities and a gain on sale of investment, as well as the related income tax impact using the company’s effective tax rate.
(2)	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

Twelve Months Ending May 31,	2004			2003
	Normalized	Restructuring and Other(1)	GAAP	Normalized	Restructuring(2)	GAAP
			(Audited)			(Audited)
Revenue	$629,320	$—	$629,320	$516,084	$—	$516,084

Operating expenses:
Cost of service	289,353	—	289,353	260,290	—	260,290
Sales, general and administrative	217,418	—	217,418	161,272	—	161,272
Restructuring	—	9,648	9,648	—	1,257	1,257

	506,771	9,648	516,419	421,562	1,257	422,819

Operating income	122,549	(9,648)	112,901	94,522	(1,257)	93,265

Other income/(expense)
Interest and other income	1,775	583	2,358	1,183	—	1,183
Interest and other expense	(6,525)	—	(6,525)	(4,296)	—	(4,296)
Minority interest in earnings	(8,985)	—	(8,985)	(5,008)	—	(5,008)

	(13,735)	583	(13,152)	(8,121)	—	(8,121)

Income before income taxes	108,814	(9,065)	99,749	86,401	(1,257)	85,144
Provision for income taxes	40,696	(3,390)	37,306	32,315	(471)	31,844

Net income	$68,118	$(5,675)	$62,443	$54,086	$(786)	$53,300

Basic shares	37,533	—	37,533	36,957	—	36,957
Basic earnings per share	$1.81	$(0.15)	$1.66	$1.46	$(0.02)	$1.44

Diluted shares	38,955	—	38,955	37,824	—	37,824
Diluted earnings per share	$1.75	$(0.15)	$1.60	$1.43	$(0.02)	$1.41

(1)	Relating to one-time employee termination benefits, facility-related charges due to redundant activities and facility closures, and a gain on sale of investment, as well as the related income tax impact using the company’s effective tax rate.
(2)	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.